                                                                   Exhibit 10.42


                                 AMENDMENT NO. 1
                             TO EMPLOYMENT AGREEMENT

         THIS AMENDMENT NO. 1 to Employment Agreement dated March 13, 2002, by and between Quanta Services, Inc., a Delaware corporation, and its affiliates (collectively "Employer"), and John R. Colson ("Employee"), is hereby entered into this 1st day of June, 2002.

         WHEREAS, Employer and Employee entered into an Employment Agreement on March 13, 2002 (the "Employment Agreement"); and

         WHEREAS, Employer and Employee desire to amend the terms of the Employment Agreement;

         NOW, THEREFORE, Employer and Employee agree as follows:

         1. Section 5(c) of the Employment Agreement is amended to remove the following language:

                  Anything in this Agreement to the contrary notwithstanding, a termination by the Employee for any reason during the 30-day period immediately following the six-month anniversary of the Effective Date shall be deemed to be a termination for Good Reason for all purposes of this Agreement.

         2. Any provisions of the Employment Agreement not specifically amended herein shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto set their hand the day and year first above written.

EMPLOYER:                                 EMPLOYEE:
QUANTA SERVICES, INC.                     JOHN R. COLSON


By: /s/ PETER T. DAMERIS                  By: /s/ JOHN R. COLSON
    ----------------------------------        ----------------------------------
    Peter T. Dameris, COO                     John R. Colson